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                                                                    Exhibit 5.1




                      [Letterhead of Debevoise & Plimpton]




                                                              September 1, 1999



Phelps Dodge Corporation
2600 North Central Avenue
Phoenix, AZ 85004-3014


                           Phelps Dodge Corporation
                      Registration Statement on Form S-4
                             (File No. 333-86063)
                      ----------------------------------


Dear Sirs:

     We have acted as counsel to Phelps Dodge Corporation, a New York corporation (the "Company"), in connection with the Registration Statement on Form S-4 referenced above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the Company's offer (the "Offer") to issue up to 16,303,236 common shares, par value $6.25 per share, of the Company ("Shares") in exchange for the outstanding shares of common stock, no par value, of ASARCO Incorporated, a New Jersey corporation, including the associated preferred share purchase rights (together, the "Asarco Shares").
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Phelps Dodge Corporation                  2                   September 1, 1999


     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based upon the foregoing, we are of the opinion that, when the Registration Statement has become effective under the 1933 Act, the issuance of the Shares has been authorized by all necessary corporate action of the Company and by the appropriate regulatory authorities, the Offer has been consummated on the terms and subject to the conditions of the Offer set forth in the prospectus included in the Registration Statement (the "Prospectus"), the certificates representing the Shares have been duly signed by the Company and countersigned by the Company's transfer agent and registrar, and the Shares have been delivered as contemplated by the Prospectus in exchange for Asarco Shares, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     Our opinion expressed above is limited to the laws of the State of New York, and the Federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                               Very truly yours,



                               /s/ Debevoise & Plimpton